                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                       October 15, 1996 (August 9, 1996)

                                Unidigital Inc.
                                ---------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-27664                13-3856672
--------------------------------------------------------------------------------
 (State of Other Jurisdiction     (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)


20 West 20th Street, New York, New York                              10011
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (zip code)

                                 (212) 337-0330
                      -----------------------------------
                        (Registrant's telephone number,
                              including area code)

       -----------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        As reported in the Current Report on Form 8-K dated August 19, 1996 filed by Unidigital Inc. (the "Company"), on August 9, 1996, the Company, through a wholly-owned subsidiary, consummated the acquisition of certain assets of Cardinal Communications Group, Inc. ("Cardinal") and C-Max Graphics, Inc. ("C-Max"; C-Max and Cardinal are referred to collectively as the "Seller"), located in New York City.

        The Company hereby files this Amendment No. 1 on Form 8-K/A to file the financial statements and related pro forma financial statements required pursuant to Item 7 of Form 8-K with respect to such transaction.

(a) Financial Information of Business Acquired.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.


                         COMBINED FINANCIAL STATEMENTS


                            AS OF DECEMBER 31, 1995


                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

              [MAHONEY COHEN RASHBA & POKART, CPA, PC LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Cardinal Communications Group, Inc.
  and C-Max Graphics, Inc.


        We have audited the accompanying combined balance sheet of Cardinal Communications Group, Inc. and C-Max Graphics, Inc. as of December 31, 1995, and the related combined statements of operations and (accumulated deficit) retained earnings and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cardinal Communications Group, Inc. and C-Max Graphics, Inc. as of December 31, 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

        The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in
Note 2 to the combined financial statements, the Companies have suffered recurring losses from operations and their total liabilities exceed their total assets. This raises substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                /s/ MAHONEY COHEN RASHBA & POKART, CPA, PC
                                ------------------------------------------


April 25, 1996

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                            Combined Balance Sheets

                           ASSETS (Note 4)           December 31,     May 31,
                                                         1995          1996
                                                     ------------  -----------
                                                                   (Unaudited)
Current assets:
  Accounts receivable and unbilled jobs,
    net of allowance for doubtful accounts
    of approximately $50,000 in 1995 and
    $72,000 in 1996                                  $ 2,161,546   $ 1,562,508
  Inventory of supplies                                  118,206       118,206
  Other current assets                                    64,454        44,849
                                                     -----------   -----------
          Total current assets                         2,344,206     1,725,563

Property and equipment - at cost, net
  (Notes 3, 4 and 5)                                   3,171,369     2,992,116

Deposits                                                  56,441        32,043
                                                     -----------   -----------
                                                     $ 5,572,016   $ 4,749,722
                                                     ===========   ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Cash overdraft                                      $    9,385    $  292,710
  Notes payable - bank (Note 4)                        1,609,000     1,439,000
  Current portion of long-term debt (Note 5)             759,352       725,010
  Loan payable - stockholders (Note 6)                   175,859       200,859
  Accounts payable                                     1,006,386       825,555
  Accrued expenses                                       343,750       246,120
                                                      ----------    ----------
          Total current liabilities                    3,903,732     3,729,254

Long-term liabilities:
  Long-term debt, net of current portion (Note 5)      1,869,236     1,584,790
  Subordinated debt (Note 6)                             140,000       140,000
                                                      ----------    ----------
          Total long-term liabilities                  2,009,236     1,724,790

Commitments (Notes 5 and 6)

Stockholders' deficit
  Common stock (Note 9)                                  109,600       109,600
  Accumulated deficit                                   (445,552)     (808,922)
                                                      ----------    ----------
                                                        (335,952)     (699,322)
  Less: Treasury stock, 1 share, at cost (Note 9)          5,000         5,000
                                                      ==========    ==========
          Total stockholders' deficit                   (340,952)     (704,322)
                                                      ----------    ----------
                                                      $5,572,016    $4,749,722
                                                      ==========    ==========

                            See accompanying notes.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
          Combined Statements of Operations and (Accumulated Deficit)
                               Retained Earnings

                                      Years Ended December 31,    Five Months
                                      -------------------------   Ended May 31,
                                         1995          1994           1996
                                      -----------   -----------   -------------
                                                                   (Unaudited)
Net Sales (Note 8)                     $9,668,125    $9,256,235     $3,393,951
Cost of goods sold                      6,076,182     5,708,147      1,970,690
                                       ----------    ----------     ----------
Gross profit                            3,591,943     3,548,088      1,423,261

Operating expenses:
  Selling and shipping                  1,716,090     1,560,896        692,182
  General and administrative            2,323,578     2,020,864        986,020
                                       ----------    ----------     ----------
    Total operating expenses            4,039,668     3,581,760      1,678,202

Operating loss                           (447,725)      (33,672)      (254,941)

Other expense (income):
  Interest expense                        445,427       263,044        145,779
  Interest and other income               (44,247)      (22,587)       (37,350)
                                       ----------    ----------     ----------
    Net other expense                     401,180       240,457        108,429
                                       ----------    ----------     ----------
Net loss                                 (848,905)     (274,129)      (363,370)
Distributions to stockholders                -          (56,000)          -

Retained earnings (accumulated
  deficit), beginning of year             403,353       733,482       (445,552)
                                       ----------    ----------     ----------
(Accumulated deficit) retained
  earnings, end of period              $ (445,552)   $  403,353     $ (808,922)
                                       ==========    ==========     ==========


                            See accompanying notes.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                       Combined Statements of Cash Flows

                                      Years Ended December 31,    Five Months
                                      -------------------------   Ended May 31,
                                         1995          1994           1996
                                      -----------   -----------   -------------
                                                                   (Unaudited)
Cash flows from operating activities:
  Net loss                             $ (848,905)   $ (274,129)    $ (363,370)
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities:
      Depreciation and amortization       512,318       278,624        218,750
      Bad debt expense                    364,581        85,315         28,785
      Deferred income tax benefit            -           (4,000)          -
      Change in assets and liabilities:
        Accounts receivable and
          unbilled jobs                  (551,306)      (52,741)       570,253
        Inventory of supplies               7,388        (5,413)          -
        Other current assets              (22,462)       87,184         19,605
        Deposits                           19,754       (73,714)        24,398
        Accounts payable                  635,041       119,685       (180,831)
        Accrued expenses                   22,343        63,031        (97,629)
                                       ----------    ----------     ----------
          Net cash provided by
            operating activities          138,752       223,842        219,961

Cash flows from investing activities:
  Cash purchase of property and
    equipment and cash used in
    investing activities                 (375,752)     (173,433)       (39,498)

Cash flows from financing activities:
  Cash overdraft                            9,385          -           283,325
  Proceeds from long-term debt            495,796       250,000           -
  Net proceeds from bank                  180,000        80,000           -
  Principal payments to bank                 -             -          (170,000)
  Principal payments on long-term debt   (639,200)     (387,999)      (318,788)
  Net proceeds from stockholders' loan    160,959          -            25,000
  Distributions to stockholders              -          (56,000)          -
                                       ----------    ----------     ----------

          Net cash provided by (used
            in) financing activities      206,940      (113,999)      (180,463)
                                       ----------    ----------     ----------
Net decrease in cash                      (30,060)      (63,590)          -
Cash, beginning of year                    30,060        93,650           -
                                       ----------    ----------     ----------
Cash, end of period                    $     -       $   30,060     $     -
                                       ==========    ==========     ==========


                            See accompanying notes.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                 Combined Statements of Cash Flows (Concluded)

                Supplemental Disclosure of Cash Flow Information

                                      Years Ended December 31,    Five Months
                                      -------------------------   Ended May 31,
                                         1995          1994           1996
                                      -----------   -----------   -------------
                                                                   (Unaudited)
Cash paid during the period for:
  Interest                              $443,363    $  263,044       $161,751
                                        ========    ==========       ========



      Supplemental Schedule of Non-Cash Investing and Financing Activities

Equipment acquired under capital
  lease obligations                     $409,510    $1,480,634       $   -
                                        ========    ==========       ========



                            See accompanying notes.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements



Note 1 - THE COMPANIES

         The combined financial statements include the accounts of Cardinal Communications Group, Inc. and C-Max Graphics, Inc. (collectively, the "Companies"). The Companies are affiliated through common stockholders' interests. In view of the foregoing, the combined financial statements are deemed to be more meaningful than the separate financial statements of the respective entities. All material intercompany items and transactions have been eliminated in combination.

         The Companies provide desk top, prepress, design and printing services primarily to major corporate accounts and publishing companies in the New York metropolitan area.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. The Companies, at December 31, 1995, have a working capital deficiency of $1,559,526 and a stockholders' deficiency of $340,952, which raise substantial doubt about their ability to continue as going concerns. The Companies' ability to continue as going concerns is dependent upon profitable operations, raising additional capital and support from their stockholders. The stockholders will continue to reorganize their business and streamline its operations, as well as monitor overhead and administrative expenses. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Companies be unable to continue as going concerns.

         USE OF ESTIMATES

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         INVENTORY OF SUPPLIES

         Inventory of supplies is valued at the lower of cost (first-in, first-out method) or market.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation is computed by straight-line and accelerated methods over the estimated useful lives of the assets, ranging from 3 to 33 years.

         Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

         ADVERTISING COSTS

         The Companies follow the policy of expensing advertising costs at the time the advertising takes place. Advertising costs charged to operations for the years ended December 31, 1995 and 1994 amounted to $62,117 and $83,743, respectively.

         RECLASSIFICATION

         Certain 1994 amounts have been reclassified to conform to the presentation used in 1995.

         REVENUE RECOGNITION

         Revenue is recognized upon completion of work.

         INCOME TAXES

         The Companies, with the consent of their stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, corporate income or loss and any tax credits earned are included in the stockholders' individual income tax returns. Accordingly, no provision for federal taxes or credits is reflected in the accompanying combined financial statements. The Companies are subject to New York State Corporation and New York City General Corporation tax.

         CASH FLOWS

         The Companies present cash flows under the indirect method by reconciling net loss to net cash flow.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 3 - PROPERTY AND EQUIPMENT

         At December 31, 1995, property and equipment consist of:

         Land                                                   $   36,886
         Building and improvements                                 711,023
         Leasehold improvements                                    524,056
         Production and other equipment                          2,688,474
         Furniture and fixtures                                    274,694
                                                                ----------
                                                                 4,235,133
         Property and equipment held under capital leases:
           Production equipment                                  3,372,064
                                                                ----------
                                                                 7,607,197
         Less:  Accumulated depreciation and amortization        4,435,828
                                                                ----------
                                                                $3,171,369
                                                                ==========

Note 4 - NOTES PAYABLE - BANK

         The Companies have a line of credit with a bank up to $1,500,000, of which $1,110,000 has been borrowed as of December 31, 1995 and is payable on demand. In addition, unless demanded earlier, loans payable to the bank of $499,000 at December 31, 1995 are payable in monthly principal installments of $10,000 through July 1997. This loan is secured by land and building.

         Bank debt is collateralized by substantially all of the assets of the Companies and guaranteed by their stockholders. Interest is payable monthly at 1% above the bank's prime rate. The current rate charged is 9.5%.

Note 5 - LONG-TERM DEBT

         At December 31, 1995, long-term debt consists of:

         Notes payable - other, in monthly installments
         ranging from $5,373 to $6,393, including interest
         at rates of 10% to 10-1/2%.  These notes mature
         on various dates through September 1997                $  304,698
                                                                ----------
         Total carried forward                                  $  304,698
                                                                ----------

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 5 - LONG TERM DEBT (CONTINUED)

         Total brought forward                                  $  304,698

         Mortgage notes, payable in monthly installments
           ranging from $285 to $3,733, including interest
           at rates ranging from 5-1/2% to 11-1/2%.  These
           notes mature on various dates through March 2015,
           are collateralized by land and building having a
           book value of $519,688 and are guaranteed by the
           stockholders of the Companies                           397,559

         Various capital lease obligations secured by
           specific equipment having a book value of
           $2,371,865, due in monthly installments ranging
           from $209 to $20,548, including interest, and
           maturing on various dates through April 2000.
           Certain of these obligations are guaranteed by
           the stockholders of the Companies                     1,926,331
                                                                ----------
                                                                 2,628,588
         Less:  Current portion                                    759,352
                                                                ----------
         Long-term debt, net of current portion                 $1,869,236
                                                                ==========

         Cost and accumulated amortization in connection with equipment acquired under capital lease obligations amounted to $3,372,064 and $1,010,944, respectively, at December 31, 1995.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 3 - LONG-TERM DEBT (CONTINUED)

         Maturities of long-term debt, including obligations under capital leases, are as follows:

         Years Ending
         December 31,
         ------------
           1996                                                 $  927,356
           1997                                                    787,135
           1998                                                    477,337
           1999                                                    408,317
           2000                                                    122,813
         Thereafter                                                322,387
                                                                ----------
                                                                 3,045,345
         Less:  Amount representing interest                       416,757
                                                                ----------
                                                                $2,628,588
                                                                ==========

Note 6 - RELATED PARTY TRANSACTIONS

         Loans due to stockholders aggregating $140,000 are subordinated to the bank debt and are non-interest bearing. The stockholders have agreed not to request payment before January 1997.

         At December 31, 1995, the Companies owed $175,859 to the stockholders which is non-interest bearing and due on demand.

         The Companies rent office and production facilities from their stockholders on a month-to-month basis. Rent and occupancy expense was $113,501 and $143,416 in 1995 and 1994, respectively.

Note 7 - PROFIT-SHARING PLAN

         The Companies have a 401(k) profit-sharing plan covering all eligible employees. Contributions to the plan are based on the discretion of the Companies' management. There were no contributions made in 1995 and 1994.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 8 - CONCENTRATION OF RISK

         Accounts receivable from trade customers are generally due within 30 days. The Companies perform periodic credit evaluations of their customers' financial condition and generally do not require collateral. Credit losses have been within management's expectations.

         One customer accounted for approximately 16% of the Companies' net sales in 1994.

         The Companies place their cash with financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

Note 9 - STOCKHOLDERS' EQUITY

         At December 31, 1995, common stock and treasury stock consisted of the following:

         Common stock:
           Cardinal Communications Group, Inc., no par value:
             Authorized  - 200 shares
             Issued      -  91 shares
             Outstanding -  90 shares                            $109,500

           C-Max Graphics, Inc., no par value:
             Authorized  - 200 shares
             Issued and outstanding - 100 shares                      100
                                                                 --------
                                                                 $109,600
                                                                 ========
         Treasury stock:
           Cardinal Communications Group, Inc.
             1 share, at cost                                    $  5,000
                                                                 ========

Note 10 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Companies' financial instruments at December 31, 1995 consist primarily of cash, trade accounts receivable and payable, capital leases and debt instruments. The carrying amounts of cash, trade accounts receivable and payable are considered to approximate their fair value due to short maturities. The Companies estimate the carrying value of the debt instruments approximates their fair value due to the market rate of interest. The fair value of loans from stockholders and subordinated debt could not be readily determined, since they are non-interest bearing.

                      CARDINAL COMMUNICATIONS GROUP, INC.
                            AND C-MAX GRAPHICS, INC.
                     Notes to Combined Financial Statements


Note 11 - INTERIM PERIODS (UNAUDITED)

          In the opinion of the Companies, the accompanying unaudited combined financial statements include all adjustments (which consist only of normal recurring items) necessary to present fairly the financial position as of May 31, 1996, and the results of operations and cash flows for the five months ended may 31, 1996. The results for the five months ended May 31, 1996, are not necessarily indicative of the results to be expected for the year.

(b)  Pro Forma Financial Information (unaudited).

                        PRO FORMA FINANCIAL INFORMATION

        The following Pro Forma Financial Statements are based on the historical financial statements of the Company, adjusted to give effect to the acquisition of certain assets of the Seller by the Company. The Pro Forma Balance Sheet assumes the acquisition occurred as of the most recent balance sheet date prior to the acquisition date of August 9, 1996. The Pro Forma Income Statements for the nine months ended May 31, 1996 and the twelve months ended August 31, 1995 assume that the acquisition occurred as of the first day of the applicable period.

        The pro forma statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Registration Statement on Form SB-2 (Registrations No. 33-99656), the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1996, the Company's Current Report on Form 8-K dated August 19, 1996 (each as filed with the Securities and Exchange Commission) and the audited financial statements of the Seller that are filed herewith.

        The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the acquisition of the Seller's assets had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

                                UNIDIGITAL INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                  MAY 31, 1996

(Assumes 5-31-96 closing date) As reported     As reported

                                                                                   ASSETS AND
                                                    CARDINAL                        LIAB. NOT
                                 UNIDIGITAL       ACQUISITION       FINANCING       ACQUIRED       COMBINED
                                 ----------       -----------       ---------      ----------      --------
ASSETS
Cash/cash equivalents             4,765,963                          (250,000)                     4,515,963
Accounts receivable               3,309,343        1,634,508                       (1,634,508)     3,309,343
Allowance for doubtful a/c         (137,722)         (72,000)                          72,000       (137,722)
Ppd exp/other current               497,065          163,055                          (44,849)       615,271
                                 ----------        ---------        ---------      ----------     ----------
Total current assets              8,434,649        1,725,563         (250,000)     (1,607,357)     8,302,855

PP&E                              5,464,839        2,992,116        1,900,000        (800,249)     9,556,706
Acc. Dept.                       (1,061,398)                                                      (1,061,398)
Goodwill                            790,851                                                          790,851
Accum. Amort.                          (408)                                                            (408)
Other assets                         95,918           32,043                                         127,961
                                 ----------        ---------        ---------      ----------     ----------
TOTAL ASSETS                     13,724,451        4,749,722        1,650,000      (2,407,606)    17,716,567
                                 ==========        =========        =========      ==========     ==========

LIABILITIES & SH EQUITY

Due to banks                      1,320,174        1,731,710        1,400,000      (1,731,710)     2,720,174
Current portion of LT debt          157,500          725,010                                         882,510
Current portion cap lease           709,207                                                          709,207
Current portion bus. acq.           306,323                                                          306,323
AP and accrued                    1,259,924        1,071,675                         (179,359)     2,152,240
Income taxes payable                533,543                                                          533,543
Loans pay S/H                       694,139          200,859                         (200,859)       694,139
Def income taxes - current          117,835                                                          117,835
                                                                                                           0
LT term bank debt                    76,666        1,724,790                       (1,000,000)       801,456
Noncurrent cap lease              1,129,455                                                        1,129,455
Def. income taxes - LT              358,000                                                          358,000
                                 ----------        ---------        ---------      ----------     ----------
Total liabilities                 6,662,766        5,454,044        1,400,000      (3,111,928)    10,404,882

Common stock                         31,500          104,600              392        (104,600)        31,892
FX translation                      (25,034)                                                         (25,034)
PAIC                              5,319,480                           249,608                      5,569,088
R.E.                              1,735,739         (808,922)                         808,922      1,735,739
                                 ----------        ---------        ---------      ----------     ----------
Total stockholders' equity        7,061,685         (704,322)         250,000         704,322      7,311,685
                                 ----------        ---------        ---------      ----------     ----------
TOTAL EQUITIES                   13,724,451        4,749,722        1,650,000      (2,407,606)    17,716,567
                                 ==========        =========        =========      ==========     ==========

                                UNIDIGITAL INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED MAY 31, 1996

(Assumes closing date of 9-1-95)

                                                    CARDINAL         PRO FORMA
                                 UNIDIGITAL       ACQUISITION       ADJUSTMENTS    FINANCING       COMBINED
                                 ----------       -----------       -----------    ----------      --------
REVENUES
Net Sales                        $8,557,322       $6,892,751         $     --        $     --      $15,450,073

OPERATING EXPENSES
Cost of goods sold                3,852,896        3,795,425               --              --        7,648,321
Selling, general &
  administrative                  2,577,711        3,431,526               --           3,750        6,012,987
Total officers comp.                381,484               --          (72,769)             --          308,715
                                 ----------        ---------          -------        --------       ----------
Total operating expenses          6,812,091        7,226,951          (72,769)          3,750       13,970,023
                                 ----------        ---------          -------        --------       ----------

Income from operations            1,745,231         (334,200)          72,769          (3,750)       1,480,050

Interest expense                   (231,591)        (343,699)         120,000        (120,000)        (575,290)
Interest & other income              61,399           79,925               --              --          141,324
                                 ----------        ---------          -------        --------       ----------

Income before tax                 1,575,039         (597,974)         192,769        (123,750)       1,046,084
Income tax                         (906,711)                          219,711         278,058         (408,942)
                                 ----------        ---------          -------        --------       ----------
Net income (loss)                $  668,328       $ (597,974)        $412,480        $154,308      $   637,142
                                 ==========        =========          =======        ========       ==========

EPS                              $     0.21                                                        $      0.20
                                 ==========                                                         ==========

WEIGHTED AVG. SHS O/S             3,150,000           39,216                                         3,189,216


                                UNIDIGITAL INC.
                           PURCHASE PRICE ALLOCATION

                             ALLOCATION          CARRYING
                             OF PURCHASE          VALUE
                               PRICE             REPORTED           ADJUSTMENTS
                             -----------         --------           -----------

Current assets              $  118,206          $1,725,563         $(1,607,357)
Property and equipment       2,191,867           2,992,116            (800,249)
Other assets                    32,043              32,043                  --
                             ---------           ---------          -----------
                            $2,342,116          $4,749,722         $(2,407,606)

Current liabilities         $1,992,116          $3,729,254         $(1,737,138)
Long term liabilities          350,000           1,724,790          (1,374,790)
                             ---------           ---------          -----------
Net assets                           0            (704,322)            704,322
                             ---------           ---------          -----------
Stockholders' equity        $        0          $ (704,322)        $   704,322



The preliminary allocation of purchase price may change upon final determination of the fair value of the assets acquired.


           UNIDIGITAL INC.

SOURCES:
Lines of credit             $1,400,000
Unidigital equity              250,000
                             ---------
                             1,650,000
USES:
Cardinal Real Estate
  Acquisition:
Cash payment                    50,000
Accrued deal costs             200,000
Bank debt repayment          1,400,000
Issuance of Unidigital
  stock                        250,000
                             ---------
                             1,900,000
                             ---------
Working capital usage       $ (250,000)
                             =========

                                UNIDIGITAL INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED AUGUST 31,1995
                        (Assumes closing date of 9-1-94)

                                                     CARDINAL     PRO FORMA
                                     UNIDIGITAL*   ACQUISITION   ADJUSTMENTS   FINANCING    COMBINED
                                     ----------    -----------   -----------   ---------   ----------
REVENUES
Net Sales                           $8,542,020    $ 9,209,885       $     --    $     --   $17,751,905

OPERATING EXPENSES
Cost of goods sold                   3,900,703      6,547,125             --          --    10,447,828
Selling, general & administrative    2,227,524      3,453,138             --       5,000     5,685,662
Total officers comp.                   719,125             --             --          --       719,125
                                     ---------     ----------       --------    --------    ----------
Total operating expenses             6,847,352     10,000,263             --       5,000    16,852,615
                                     ---------     ----------       --------    --------    ----------
Income from operations               1,694,668       (790,378)            --      (5,000)      899,290
Interest expense                      (194,995)      (352,547)       160,000    (160,000)     (547,542)
Interest and other income                   --         12,139             --          --        12,139
                                     ---------     ----------       --------    --------    ----------
Income before tax                    1,499,673     (1,130,786)            --    (165,000)      363,887
Income tax                            (356,000)            --             --     525,815       169,815
                                     ---------     ----------       --------    --------    ----------
Net income (loss)                   $1,143,673    $(1,130,786)      $     --    $360,815   $   533,702
                                     =========     ==========       ========    ========    ==========
EPS                                 $     0.36                                             $      0.17
                                     =========                                              ==========
WEIGHTED AVG. SHS O/S                3,150,000         39,216                                3,189,216


* Includes operations of Linographics and affiliates.

(c)  Exhibits.

     EXHIBIT NO.                        DESCRIPTION OF EXHIBIT

        10.1 Asset Purchase Agreement dated as of August 2, 1996 by and among Unidigital Inc., Unidigital/Cardinal Corporation,
                                        Cardinal Communications Group, Inc.
                                        ("Cardinal"), C-Max Graphics, Inc.
                                        ("C-Max"; C-Max and Cardinal are
                                        referred to collectively as the
                                        "Seller"), and each of Mark and Sheldon
                                        Darlow, the sole shareholders of the
                                        Seller (included as an exhibit to the
                                        Current Report on Form 8-K of the
                                        Company dated August 19, 1996 and
                                        incorporated by reference herein).

                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        Unidigital Inc.


                                        By:  /s/  Kevin H. Rich
                                           ---------------------------------
                                           Kevin H. Rich, Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

Date:  October 15, 1996




                                      -6-